Exhibit 10.2

SECOND AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

(THE “SECOND AMENDMENT”)

DATED AS OF AUGUST 3, 2018 AND EFFECTIVE AS OF JULY 9, 2018

Reference is made to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 29, 2017, (as amended, restated, supplemented or otherwise modified to date, the “Credit Agreement”) among CIBC Bank USA, as Administrative Agent, Collateral Agent, Joint Lead Arranger, Issuing Lender and as a Lender, (“CIBC Bank”), Bank of the West, as Joint Lead Arranger, Issuing Lender and as a Lender, (“Bank of the West”), Capital One, N.A., as Co-Syndication Agent and as a Lender (“Capital One”), Regions Bank, as Co-Syndication Agent and as a Lender (“Regions Bank”) and the other financial institutions party to the Credit Agreement and identified on the signature pages hereto (together with CIBC Bank, Bank of the West, Capital One and Regions Bank, the “Lenders”) and Primoris Services Corporation, a Delaware corporation, (the “Borrower”).  Any terms not defined herein shall have the meanings set forth in the Credit Agreement.

RECITALS

WHEREAS, the Borrower has requested an amendment to the definition of EBITDA and the Lenders have agreed to amend the definition of EBITDA to allow for an addback of $8,399,000 of one-time expenses including transaction costs for financial, legal and other advisory work and severance costs for senior management of Willbros Group, Inc. plus other costs incurred no later than December 31, 2018 associated with the acquisition of Willbros Group, Inc. as approved by the Administrative Agent beginning the quarter ending June 30, 2018.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, the Borrower and the Lenders hereby agree to amend the Credit Agreement as follows:

SECTION A.    AMENDMENT

1.          The definition of EBITDA in Section 1. DEFINITIONS is hereby deleted in its entirety and replaced with the following:

EBITDA means, for any Computation Period, as calculated in accordance with GAAP, Consolidated EBIT for such period plus Consolidated depreciation, amortization and other noncash charges of the Borrower and the Subsidiaries as agreed to by Administrative Agent and, beginning the quarter ending June 30, 2018, plus the Willbros Transaction Costs.

2.          A new definition of Willbros Transaction Costs is hereby added to Section 1. DEFINITIONS as follows:

Willbros Transaction Costs means $8,399,000 of one-time expenses consisting of $4,383,000 of transaction costs for financial, legal and other advisory work and $4,016,000 of severance costs for senior management of Willbros Group, Inc. plus other costs incurred no later than December 31, 2018 associated with the acquisition of Willbros Group, Inc. as approved by the Administrative Agent.

3.          EXHIBIT B Form of Compliance Certificate is hereby deleted and replaced with the attached EXHIBIT B Form of Compliance Certificate.

SECTION B.    NO OTHER CHANGE OF TERMS.

Except as amended by the foregoing, no other terms of the Credit Agreement are in any way changed by this Second Amendment and the Credit Agreement shall continue in full force and effect in accordance with its terms.  Reference to this specific Amendment need not be made in the Credit Agreement, or any other instrument or document executed in connection therewith, any reference in any such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

SECTION C.    CONDITIONS OF AMENDMENT.

Notwithstanding any other provisions of this Second Amendment, the Lenders shall not be required to extend the Loans if any of the following conditions shall have occurred:

C-1.      Documents to be Delivered at Closing.  The Borrower shall have failed to execute and deliver or shall have failed to cause to have executed and delivered to Lenders any of the following duly executed Documents of even date herewith, all of which must be satisfactory to Lenders in form, substance and execution:

(a)         Second Amendment.  Nine originals of the Second Amendment;

(b)         Acknowledgement and Reaffirmation of Guaranty and Collateral Agreement.  Nine originals of the Acknowledgement and Reaffirmation of Guaranty and Collateral Agreement;

(c)         Insurance Capacity.  Evidence satisfactory to CIBC Bank of the existence of insurance required to be maintained pursuant to the Credit Agreement, together with evidence that CIBC Bank has been named as a lender’s loss payee on all related insurance policies; and

(d)         Additional Documents.  Such other certificates, financial statements, schedules, resolutions, opinions of counsel and other documents which are provided for hereunder or which the Lenders shall require.

C-2       Representations, Warranties and Covenants.  In order to induce the Lenders to enter into this Second Amendment, the Borrower hereby represents, warrants and covenants to the Lenders as of the date hereof, after giving effect to this Second Amendment, as follows:

(a)         no Default or Event of Default exists;

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(b)         no Material Adverse Effect has occurred;

(c)         the execution and delivery of this Second Amendment and the performance by the Borrower of its obligations hereunder are within the Borrower’s powers and authority, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with the organizational documents of the Borrower;

(d)         the Credit Agreement and the other Loan Documents constitute legal, valid and binding obligations enforceable in accordance with their terms by the Lenders against the Borrower, and the Borrower expressly reaffirms or confirms, as applicable, each of its obligations under the Credit Agreement and each of the other Loan Documents, including, without limitation, the Obligations;

(e)         the Borrower further expressly acknowledges and agrees that the Lenders have a security interest in and lien against each item of Collateral as of the date of this Second Amendment.

(f)         the Borrower agrees that it has no defenses, setoffs, claims or counterclaims which could be asserted against the Lenders arising from or in connection with the Credit Agreement or any other Loan Document;

(g)         no consent, order, qualification, validation, license, approval or authorization of, or filing, recording, registration or declaration with, or other action in respect of, any governmental body, authority, bureau or agency or other Person is required in connection with the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, this Second Amendment by or on behalf of the Borrower;

(h)         The execution, delivery and performance of this Second Amendment by Borrower does not and will not violate any law, governmental regulation, judgment, order or decree applicable to the Borrower and does not and will not violate the provisions of, or constitute a default or any event of default under, or result in the creation of any security interest or lien upon any property of the Borrower pursuant to, any indenture, mortgage, instrument, contract, agreement or other undertaking to which the Borrower is a party or are subject or by which the Borrower or any of its real or personal property may be bound; and

(i)          The representations, warranties and covenants set forth in the Credit Agreement and the other documents evidencing, securing, or related to the Credit Agreement, as amended, modified, supplemented, restated, or replaced, to date, are and shall be and remain true and correct in all material respects (except that the financial statements shall be deemed to refer to the most recent financial statements of the Borrower delivered to CIBC Bank) and the Borrower is in full compliance with all other terms and conditions of the Credit Agreement.

SECTION D.  MISCELLANEOUS.

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(a)         This Second Amendment is a Loan Document and all of the provisions of the Credit Agreement that apply to Loan Documents apply hereto.

(b)         The Borrower hereby agrees to pay any and all fees and expenses associated with this Second Amendment including, but not limited to, legal fees and expenses of Perkins Coie LLP, counsel to CIBC Bank and Buchalter, counsel to Bank of the West.

(c)         The Borrower hereby represents and warrants that as of the date hereof, there are no defenses, setoffs, claims or counterclaims which could be asserted against the Lenders arising from or in connection with the Credit Agreement or any other Loan Document.

(d)         The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, nor constitute a waiver of any provision of the Credit Agreement, or the Loan Documents.  Nothing herein is intended or shall be construed as a waiver of any existing defaults or Events of Default under the Credit Agreement or other Loan Documents.  This Second Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement or any of the Loan Documents.  Except as expressly set forth in this Second Amendment, no terms of the Credit Agreement or the other Loan Documents are in any way changed by this Second Amendment and the aforementioned documents shall continue in full force and effect in accordance with their terms.

(e)         The Borrower and its predecessors and subsidiaries, together with their respective successors and assigns (collectively, the “Releasors” and individually each a “Releasor”), knowingly, voluntarily, and intentionally release and forever discharge the Lenders, their predecessors, advisors, agents, Affiliates, directors, employees, officers, parents, representatives and subsidiaries, together with their respective successors and assigns (collectively, the “Released Parties” and individually each a “Released Party”) from all possible claims, counterclaims, demands, actions, causes of action, damages, costs, expenses and liability whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, at law or in equity, in each case, originating in whole or in part prior to the date hereof in connection with or otherwise relating to the Loan Documents and the transactions contemplated therein, which any Releasor may now or hereafter have against any Released Party, if any (collectively, the “Released Claims”), and irrespective of whether any such Released Claims arise out of contract, tort, equity, violation of law or regulations, or otherwise.

(f)         THIS SECOND AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(g)         This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  A facsimile or other electronic signature to this Second Amendment shall be acceptable to CIBC Bank in order to effectuate the Second Amendment and all parties agree to provide CIBC Bank with original signatures promptly upon execution of this Second Amendment.

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(h)         The Lenders hereby consent to the execution and delivery of this Second Amendment.

[Signature Page to Follow]

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The parties hereto have caused this Second Amendment to Amended and Restated Credit Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

PRIMORIS SERVICES CORPORATION, as Borrower		BANK OF AMERICA, as a Lender

By:	/s/ John M. Perisich	By:	/s/ Mary Beatty
Its:	Executive Vice President	Its:	Senior Vice President

CIBC BANK USA,		CAPITAL ONE, N.A.,
as Administrative Agent, Joint Lead		as Co-Syndication Agent and as a Lender
Arranger, Collateral Agent, Issuing Lender and as a Lender

By:	/s/ John M. O’Connell	By:	/s/ Rene Kiehn
	John M. O’Connell	Its:	Senior Vice President
Managing Director
IBERIABANK,
BANK OF THE WEST,		as a Lender
as Joint Lead Arranger, Issuing Lender and as a Lender
		By:	/s/ Philip Coote
By:	/s/ Nabil B. Khoury	Its:	Senior Vice President
Its:	Senior Lead RM/VP
REGIONS BANK,
BRANCH BANKING AND TRUST COMPANY,		as Co-Syndication Agent and as a Lender
as a Lender
		By:	/s/ Derek Miller
By:	/s/ Sarah Salman	Its:	Vice President
Its:	Senior Vice President
SIMMONS BANK,
as a Lender

		By:	/s/ Scott Heady
		Its:	Senior Vice President

Signature Page to Second Amendment to Amended and Restated Credit Agreement

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

Date:

[Address for each Lender]

Ladies and Gentlemen:

Please refer to that certain Amended and Restated Credit Agreement dated as of September 29, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) between Primoris Services Corporation, a Delaware corporation (the “Borrower”), various financial institutions and CIBC Bank USA, as Administrative Agent.  Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned hereby delivers this certificate pursuant to Section 10.1.4 of the Credit Agreement and certifies to each of the Lenders in his capacity as the [Chief Financial Officer] of the Borrower, as follows:

(i)          Enclosed herewith is a copy of the [annual audited/quarterly unaudited] financial statements of the Borrower as at ________________ (the “Measurement Date” and the period of four consecutive fiscal quarters most recently ended as of the Measurement Date, taken as a single period, the “Measurement Period”), which statements fairly present in all material respects the financial condition and results of operations of the companies being reported on as of the Measurement Date [(subject to changes resulting from year-end adjustments)].

(ii)         I reviewed the relevant terms of the Credit Agreement and I made, or caused to be made, under my supervision, a review of the transactions and conditions of the Borrower and its Subsidiaries from the beginning of the Measurement Period covered by the statements dated the Measurement Date and such review did not disclose the existence during such period of any condition or event that constitutes a Default or an Event of Default [or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Borrower or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Borrower shall have taken or proposes to take with respect thereto.]

(iii)       As of the Measurement Date, the Borrower is in compliance with the representations, warranties and covenants set forth in Sections 9, 10 and 11 of the Credit Agreement.

(iv)        Schedule 1 attached hereto contains a list of all Subordinated Debt of the Loan Parties.

(v)         The computations and amounts set forth herein in Schedule 2 correspond to the ratios and/or financial restrictions contained in Section 11.14 of the Credit Agreement and such computations are true and correct as of the Measurement Date.

(vi)        Schedule 3 attached hereto contains a true and correct list of any additional Subsidiaries (excluding Immaterial Subsidiaries) that have been acquired or created since the delivery of the last Compliance Certificate as well as a list of any additional Affiliates or Investments since the delivery of the last Compliance Certificate.

(vii)       Schedule 4 attached hereto contains a true and correct list of the Immaterial Subsidiaries of the Borrower as of the Measurement Date, including the Subsidiary Tangible Net Worth of (a) each Immaterial Subsidiary and (b) the Immaterial Subsidiaries taken as a whole, in each case determined as of the Measurement Date.

IN WITNESS WHEREOF, the Borrower has caused this Compliance Certificate to be executed and delivered by its authorized officer on [Date].

PRIMORIS SERVICES CORPORATION

By:
Title:

Schedule 1

[List all Subordinated Debt]

Schedule 2 - Computations

A.	Calculation of Consolidated EBIT

	1.	Consolidated operating earnings before interest expense
		(less interest expense) and taxes	$

	2.	Income/loss from non-consolidated entities	$

	3.	Sum of (1) and (2) or remainder of (2) minus (1)	$

	4.	Less income or loss from non-controlling interests	$

	5.	Remainder of (3) minus (4)	$

B.	Calculation of EBITDA

	1.	Consolidated EBIT	$

	2.	Depreciation	$

	3.	Amortization	$

	4.	Other Noncash Charges	$

	5.	Beginning the quarter ending June 30, 2018,
		Willbros Transaction Costs	$

	6.	Sum of (1) through (5)	$

C.	Section 11.14.1 - Minimum Fixed Charge Coverage Ratio

	1.	EBITDA	$

	2.	Unfinanced Capital Expenditures	$

	3.	Tax Expense	$

	4.	Dividends	$

	5.	Distributions	$

	6.	Share Buybacks	$

	7.	Sum of (2) through (6)	$

	8.	Remainder of (1) minus (7)	$

	9.	Interest Expense	$

	10.	Required payments of
		principal of Funded Debt	$

	11.	Sum of (9) and (10)	$

	12.	Ratio of (8) to (11)

	13.	Minimum Required	1.25 to 1

D.	Section 11.14.2 - Maximum Senior Debt to EBITDA Ratio

	1.	Senior Debt	$

	2.	EBITDA	$
(from Item B(6) above)

	3.	Ratio of (1) to (2)	to 1

	4.	Maximum allowed	3.00 to 1

Schedule 3

[List any additional Subsidiaries (excluding Immaterial Subsidiaries), Affiliates or Investments since delivery of the last Compliance Certificate]

Schedule 4

[List all Immaterial Subsidiaries of the Borrower as of the Measurement Date, including the Subsidiary Tangible Net Worth of (a) each Immaterial Subsidiary and (b) the Immaterial Subsidiaries taken as a whole, in each case determined as of the Measurement Date.]